SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)__________________April 12, 1995

                        AMPAL-AMERICAN ISRAEL CORPORATION
                (Exact Name of Registrant as Specified in Charter)

NEW YORK                             0-538                          13-0435685
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(State or Other Jurisdiction  (Commission             (IRS Employer
 of Incorporation)                   File Number)          Identification No.)


       1177 Avenue of the Americas, New York, New York                   10036
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(Address of Principal Executive Offices)                              Zip Code


Registrant's telephone number, including area code______________(212) 782-2100


_____________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

           On April 12, 1995, one of the Registrant's subsidiaries acquired an option from Massachusetts Mutual Life Insurance Company ("Mass Mutual") to purchase the 290,000 square foot office building which houses the Consulate of the Government of Israel in New York and many other Israel Government offices as well as other tenants. The building is located at 800 Second Avenue, New York, New York. At the request of Mass Mutual, the purchase price will not be publicly announced unless and until the option is exercised; but if consummated, the purchase would represent a significant acquisition for the Registrant.

           The option may be exercised any time on or before June 12, 1995.   If
the option is exercised, the closing is scheduled to take plane on June 28, 1995.

          The Registrant intends to file an additional Current Report on Form 8-K at such time as it either exercises or decides not to exercise this option.


                                             AMPAL-AMERICAN ISRAEL CORPORATION



Date: April 12, 1995                    By:  /s/ Lawrence Lefkowitz
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                                             Lawrence Lefkowitz, President